                                                                   EXHIBIT 10.41


                              NOTICE OF GRANT AWARD

 SMALL BUSINESS INNOVATION RESEARCH PROG                  Issue Date: 03/25/2002
 Department of Health and Human Services
 National Institutes Of Health
 NATIONAL EYE INSTITUTE
 Grant Number:           1 R43 EY13346-OlAl
 Principal investigator: SWANSON, JOHN W BA, BS
 Project Title:          Aqueous Vein Drain Tube

 SASS, DICK
 PRESIDENT
 MICROHELIX, INC
 16125 SW 72ND AVE
 PORTLAND, OR 97224
 UNITED STATES



 Budget Period:  04/01/2002 - 09/30/2002
 Project Period: 04/01/2002 - 09/30/2002

 Dear Business Official:

 The National Institutes of Health hereby awards a grant in the amount of $105,007(see "Award Calculation" in Section 1) to MICROHELIX, INC. in support of the above referenced project. This award is pursuant to the authority of 42 USC 241 42 CFR PART 52 15 USC 638 and is subject to terms and conditions referenced below.

 Acceptance of this award including the Terms and Conditions is acknowledged by the grantee when funds are drawn down or otherwise obtained from the grant payment system.

 Award recipients are responsible for reporting inventions derived or reduced to practice in the performance of work under this grant. Rights to inventions vest with the grantee organization provided certain requirements are met and there is acknowledgement of NIH support. In addition, recipients must ensure that patent and license activities are consistent with their responsibility io make unique research resources developed under this award available to the scientific community, in accordance with NIH policy. For additional information, please visit http://www.iedison.gov.

 If you have any questions about this award, please contact the individual(s) referenced in the information below.

 Sincerely yours,




 William W Darby
 Grants Management Officer
 NATIONAL EYE INSTITUTE

 See additional information below

 SECTION I - AWARD DATA - I R43 EY13346-OlAl

 AWARD CALCULATION (U.S. Dollars):

 Salaries and wages                                                     $ 16,075
 Fringe Benefits                                                        $  5,144
 Personnel Costs                                                        $ 21,219
 Equipment                                                              $  5,056
 Supplies                                                               $  7,081
 Travel Costs                                                           $     95
 other Costs                                                            $  4,900
 Consortium/Contractual Cost                                            $ 33,000
 Federal Direct Costs                                                   $ 71,351
 Federal F&A Costs,                                                     $ 26,786
 APPROVED BUDGET                                                        $ 98,137
 Fee                                                                    $  6,870
 TOTAL FEDERAL AWARD AMOUNT                                             $105,007



  FISCAL INFORMATION:
  CFDA Number:    93.867
  EIN:  191175862IA1
  Document Number:     R3EY13346A

  IC/   CAN            FY2002
  EY/8426617           105,007

  NIH ADMINISTRATIVE DATA:
  PCC: 4C /ESL / OC: 41.4A /Processed: WDARBY 020322 0114

  SECTION II - PAYMENT/HOTLINE INFORMATION - 1 R43 EY13346-OIAI

  For Payment and HHS Office of Inspector General Hotline Information, see the NIH Home Page at http://grants.nih.gov/grants/policy/awardconditions.htm

  SECTION III - TERMS AND CONDITIONS - 1 R43 EY13346-01AI

 This award is based on the application submitted to, and as approved by, the NIH on the above-titled project and is subject to the terms and conditions incorporated either directly or by reference in the following:

 a. The grant program legislation and program regulation cited in this Notice of Grant Award.

 b. The restrictions on the expenditure of federal funds in appropriations acts, to the extent those restrictions are pertinent to the award.

 c. 45 CFR Part 74 or 45 CFR Part 92 as applicable.

 d. The NIH Grants Policy Statement, including addenda in effect as of the beginning date of the budget period.

 e. This award notice, INCLUDING THE TERMS AND CONDITIONS CITED BELOW.

 (see NIH Home Page at http://grants.nih.gov/grants/policy/awardconditions.htm for certain references cited above.)

 Carry over of an unobligated balance into the next budget period requires Grants Management officer prior approval.

 Treatment of Program Income:
 Additional Costs

 FIXED FEE

 The fixed fee provided as part of this grant award is in addition to allowable direct and
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  facilities and administrative costs. An equitable adjustment of the fee will be made in the event the grant is terminated. The fee should be drawn down from the DHHS Payment Management System in increments based upon the percentage of completion of the project.

  The fixed fee provided as part of this grant award is in addition to allowable direct and facilities and administrative costs. An adjustment of the fee will be made in the event the grant is terminated. The fee is to be drawn down from the HHS Payment Management system in increments proportionate to the draw-down of funds for costs.

  INTELLECTUAL PROPERTY RIGHTS Normally, the grantee organization retains the principal worldwide patent rights to any invention developed with United States government support. Under Title 37 Code of Federal Regulations Part 401, the Government receives a royalty-free license for its use, reserves the right to require the patent holder to license others in certain circumstances, and requires that anyone exclusively licensed to sell the invention in the United States must normally manufacture it substantially in the United States. To the extent authorized by Title 35 United States Code Section 205,'the Government will not make public any information disclosing a Government-supported invention for a 4-year period to allow the grantee organization a reasonable time to file a patent application, nor will the Government release any information that is part of that application.

  COST PRINCIPLES Allowable costs of activities conducted by for-profit organizations will be determined by applying the contract cost principles and procedures set forth in part 31 of the Federal Acquisition Regulations (FAR). However, independent research and development costs (including the facilities and administrative costs allocable to them) are unallowable.

  AUDIT REQUIREMENTS The Code of Federal Regulations (Title 45 Part 74.26) stipulates that commercial (forprofit) organizations are subject to the audit requirements contained in OMB Circular A?133. According to that Circular, entities that expend $300,000 or more in a year in Federal funds are required to have an audit performed for that year.

  PRIOR APPROVAL Prior approval from the awarding office-is required for the following actions:

  o Change in scope or objectives of the grant-supported activities. The following actions are likely to be considered a change in scope:

     a. Change in the specific aims approved at the time of award

     b. Substitution of one animal model for another.

     c. Any change from the approved use of animals or human subjects.

     d. Shifting the emphasis of the research from one disease area to another.

     e. Applying a new technology, i.e., changing assays from those approved to use of a different type of assay.

     f. Change in key personnel whose expertise is critical to the approved project.

     g. Significant rebudgeting whether or not it requires approval under rules governing budget changes. Significant rebudgeting occurs when the cumulative amount of transfers among direct cost categories for the current budget period exceeds 25 percent of the total amount awarded, or $250,000, whichever is less.

     h. Incurrence of patient care costs not previously' approved by PHS and/or when a grantee desires to rebudget funds out of the patient care category

  o Change in Principal Investigator or other key personnel identified on the Notice of Grant Award.

  o Change of Grantee organization, successor in interest, or recipient institution name change.

  o Deviations from special terms or conditions stated on the Notice of Grant Award require prior approval from the PHS awarding Office.

  o  Transferring Substantive Programmatic Work to a third party.

  o  Extensions of the Budget/Project Period With or Without Additional Funds.

  o  Equipment purchases exceeding $25,000 per unit.

  o  Alterations and Renovations exceeding $50,000 in a budget period.

  o The cost of acquisition or production of audiovisual materials exceeding $25,000 for a single audiovisual product.

  o Patient care costs not previously approved by PHS and/or when a grantee desires to rebudget funds out of the patient care category.

  o Publication and printing costs exceeding $25,000 for a single publication when not included in the originally approved budget.

  o Preaward Costs Incurred More Than 90 Days Prior to the Effective Date of any New or

 Competing Continuation Award.

 o  Actions Requiring Additional Federal Funds.

 Such prior approval should be requested in a letter signed by the Principal Investigator and a Business Official of the grantee organization, should be addressed to the Grants Management Specialist identified on the Notice of Grant Award, and should include an explanation and justification for the action(s) . The above is an abbreviated list and does not include all actions which require prior approval. If there are any questions as to whether an action requires prior approval, contact the Grants Management Specialist listed below.

 ELLEN S LIBERMAN, Program Official
 Phone: (301) 496-5301  Email: esl@nei-nih.gov

 Linda Dingle, Grants Specialist
 Phone: (301) 451-2020  Email: ltd@nei.nih.gov   Fax: (301) 496-9997


 SPREADSHEET
 GRANT NUMBER: 1 R43
 EY13346-01AI
 P.I.: SWANSON, JOHN W
 INSTITUTION: MICROHELIX, INC.

                                  YEAR  01

  Salaries and Wages               16,07S
  Fringe Benefits                   5,144
  Personnel Costs                  21,219
  Equipment                         5,056
  supplies                          7,081
  Travel Costs                         95
  Other Costs                       4,900
  Consortium/Contractual Cost      33,000

  TOTAL FEDERAL DC                 71,351
  TOTAL FEDERAL F&A                26,786
  TOTAL COST                       98,137

                                YEAR   01

  F&A Cost Rate 1                   32.00%
  F&A Cost Base 1                  16,075
  F&A Costs 1                       5,144
  F&A Cost Rate 2                   65.00%
  F&A Cost Base 2                  33,295
  F&A Costs 2                      21,642

  FEE                               6,870